UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 18, 2008

DRIVER PASSPORT INC.
(Name of small business issuer in it charter)

North Dakota	000-52333	20-3955577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 Worthington St. Suite 203 - Spring Valley, CA 91977
(Address of principal executive offices and zip code)

800-743-1824
Issuer's telephone number:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation.

On November 18, 2008, Driver Passport, Inc. (the "Company") executed a promissory note (the “Brown Note”) with Randy Brown, a director of the Company, pursuant to which Mr. Brown agreed to lend the Company up to $100,000 with the initial amount of $25,000 loaned on November 18, 2008.  Mr. Brown, within his sole discretion, may lend the additional amounts under the Brown Note.  The Company is required to use the proceeds for the development of a specific project it is current working on.

The interest rate on the Brown Note is 10% per year; provided, however, the interest rate shall be increased by 5% every six months that the Brown Note remains unpaid following the maturity date.  The Brown Note matures on May 18, 2009.

The Company's obligations under the Brown Note are secured by property in Baja, Mexico, which Daniel Correa, an executive officer and director of the Company, is in the process of transferring to the Company.  The Brown Note is personally guaranteed by Mr. Correa.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable

(b) Pro forma financial information.

Not applicable.

(c) Shell Company Transactions

Not applicable

(d) Exhibits

Exhibit Number	Description
4.1	Promissory Note dated November 18, 2008 by and between Driver Passport, Inc. and Randy R. Brown

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVER PASSPORT, INC

Date: December 2, 2008	By:	/s/ Daniel Correa
Name: Daniel Correa Title: Chief Executive Officer